UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

WARNER BROS. DISCOVERY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on the table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely to communications made after furnishing security holders of Warner Bros. Discovery, Inc. (“WBD”) with a definitive proxy statement related to a proposed transaction pursuant to the Agreement and Plan of Merger, dated as of February 27, 2026, by and among WBD, Paramount Skydance Corporation, a Delaware corporation (“Paramount”), and Prince Sub Inc., a Delaware corporation and wholly owned subsidiary of Paramount.

This filing contains a press release issued by WBD on March 26, 2026 in connection with the special meeting for the Paramount merger.

FOR IMMEDIATE RELEASE

Warner Bros. Discovery Sets Shareholder Meeting Date of April 23, 2026 to

Approve Transaction with Paramount Skydance

WBD Shareholders Have Opportunity to Vote on All-Cash Transaction

with Clear Path to Close

Board Unanimously Recommends Shareholders Vote FOR Paramount Merger

(New York, NY) – March 26, 2026 – Warner Bros. Discovery, Inc. (“WBD” or “Warner Bros. Discovery”) (NASDAQ: WBD) today announced that it will hold the Special Meeting of Shareholders (the “Special Meeting”) to vote on the merger with Paramount Skydance Corporation (“Paramount”) (NASDAQ: PSKY) on April 23, 2026 at 10:00 a.m. Eastern Time. It also announced that it has commenced mailing of the definitive proxy statement to shareholders in connection with the Special Meeting. WBD shareholders of record as of 5:00 p.m. Eastern Time on March 20, 2026 will be entitled to vote at the Special Meeting.

Under the terms of the merger agreement with Paramount, WBD shareholders will receive $31.00 per share in cash for each share of WBD common stock they own, which represents a 147% premium to WBD’s unaffected stock price of $12.54i per share. The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to close in Q3 2026, subject to customary closing conditions, including regulatory clearances and approval by WBD shareholders. In the event the transaction has not closed by September 30, 2026, WBD shareholders will receive a $0.25 per share “ticking fee” for each quarter (measured daily) until closing.

“The WBD Board has been guided by the singular principle of securing a transaction that maximizes the value of our iconic assets and delivers as much certainty as possible to our shareholders,” said Samuel A. Di Piazza, Jr., Chair of the Warner Bros. Discovery Board of Directors. “This historic transaction with Paramount not only does that, but it will also expand consumer choice and develop new opportunities for creative talent.”

David Zaslav, President and Chief Executive Officer of Warner Bros. Discovery added, “We look forward to the upcoming Special Meeting. This transaction is the culmination of the Board’s robust process to unlock the full value of our world-class portfolio. I want to thank our talented team for transforming the business over the last several years. We are working closely with Paramount to close the transaction and deliver its benefits to all stakeholders.”

The WBD Board unanimously recommends shareholders vote FOR the Paramount merger.

Allen & Company, J.P. Morgan and Evercore are serving as financial advisors to Warner Bros. Discovery and Wachtell, Lipton, Rosen & Katz and Debevoise & Plimpton LLP are serving as legal counsel.

About Warner Bros. Discovery:

Warner Bros. Discovery is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, HBO Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com.

Important Information about the Transaction and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between WBD and Paramount (the “proposed transaction”). In connection with the proposed transaction, WBD filed a definitive proxy statement (the “Proxy Statement”) with the SEC. The Proxy Statement was first mailed to WBD stockholders on or around March 26, 2026. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement as well as other filings containing information about WBD and Paramount, without charge, at the SEC’s website, https://www.sec.gov. Free copies of the Proxy Statement and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by WBD will be made available on WBD’s investor relations website at https://ir.wbd.com. Free copies of documents filed with the SEC by Paramount will be made available on Paramount’s investor relations website at https://ir.paramount.com.

Participants in the Solicitation

WBD and Paramount and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of WBD is set forth in its Annual Report on

Form 10-K filed with the SEC on February 27, 2026, under the heading “Executive Officers of Warner Bros. Discovery, Inc.,” and its definitive proxy statement filed with the SEC on April 23, 2025, under the heading “Proposal 1: Election of Directors.” Information about the directors and executive officers of Paramount is set forth in its Current Reports on Form 8-K filed with the SEC on August 7, 2025, September 16, 2025 and January 14, 2026, and in its Annual Report on Form 10-K filed with the SEC on February 25, 2026. Investors may obtain additional information regarding the interests of such participants by reading the Proxy Statement and other relevant materials regarding the proposed transaction when they become available.

Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between WBD and Paramount, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of WBD and Paramount and are subject to significant risks and uncertainties outside of our control.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the completion of the proposed transaction may not occur on the anticipated terms and timing or at all; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; (3) the risk that WBD stockholders may not approve the proposed transaction; (4) the risk that the necessary regulatory approvals for the proposed transaction may not be obtained or may be obtained subject to conditions that are not anticipated; (5) risks that any of the closing conditions to the proposed transaction may not be satisfied in a timely manner; (6) risks related to litigation brought in connection with the proposed transaction; (7) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (8) effects of the announcement, pendency or completion of the proposed transaction on the ability of WBD to retain customers and retain and hire key personnel and maintain relationships with suppliers, distributors, advertisers, content providers, vendors and other business partners, and on its operating results and business generally; (9) negative effects of the announcement or the consummation of the proposed transaction on the market price of WBD common stock; (10) risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; (11) inherent uncertainties involved in the estimates and assumptions used in the preparation of financial projections; (12) the ability to obtain or consummate financing or refinancing related to the proposed transaction; and (13) the response of WBD or Paramount management to any of the aforementioned factors. Discussions of additional risks and uncertainties are contained in WBD’s and Paramount’s filings with the SEC, including their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the Proxy Statement filed by WBD in connection with the proposed transaction. Neither WBD nor Paramount is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

[i]	Unaffected stock price defined as closing price on 9/10/25.

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Source:	Warner Bros. Discovery, Inc.